Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118059, 333-135242, 333-151195, 333-159712, 333-159713, 333-167180, 333-173769 and 333-183071) and on Form S-3 (Nos. 333-150087, 333-162303, 333-165784 and 333-178165) of NeuroMetrix, Inc. of our report dated February 25, 2013 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 25, 2013